Exhibit 15.1

February 9, 2010

Securities and Exchange Commission
100 F Street, N.E.
N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated February 9, 2010 on our review of interim financial information of Varian Medical Systems, Inc. for the three-month periods ended January 1, 2010 and January 2, 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended January 1, 2010 is incorporated by reference in its Registration Statements on Form S-8 (No. 333-146176, No. 333-130001, No. 333-152903, No. 333-123778, No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012, No. 333-161307).

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP